EXHIBIT 99.2

ONSTAFF GROUP

INDEPENDENT AUDITORS’ REPORT

To the Stockholders of
OnStaff, Inc.
Healthcare Staffing Resources, Inc.
Boardnetwork.com, Inc.

We have audited the accompanying combined balance sheet of OnStaff, Inc. and related companies as of December 31, 2001, and the related combined statements of operations, stockholders’ equity, and cash flows for the year then ended. The combined financial statements include the accounts of OnStaff, Inc. and two related companies, Healthcare Staffing Resources, Inc. and Boardnetwork.com, Inc. These companies are under common ownership and common management. These financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined financial position of OnStaff, Inc. and related companies as of December 31, 2001, and the combined results of their operations and their combined cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/    Deloitte & Touche LLP

October 22, 2002

ONSTAFF GROUP

COMBINED BALANCE SHEETS
July 31, 2002 (Unaudited) and December 31, 2001

	July 31, 2002	December 31, 2001
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$221,591	$
Accounts receivable, net of allowance for doubtful accounts of $331,567 (unaudited) at July 31, 2002 and $381,800 at December 31, 2001, respectively.	3,004,540		3,690,658
Prepaid expenses and other	183,258		148,642

Total current assets	3,409,389		3,839,300
PROPERTY AND EQUIPMENT—Net	260,517		161,124
OTHER ASSETS	91,818		75,844

TOTAL ASSETS	$3,761,724		$4,076,268

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,433,448		$1,603,468
Accrued compensation and related benefits	1,266,298		753,350
Bank line of credit	482,645		890,000
Deferred revenue	100,431		99,012
Current portion of capital lease obligations	18,274		20,770
Deferred income taxes	28,000		28,000

Total current liabilities	3,329,096		3,394,600

CAPITAL LEASE OBLIGATIONS, Net of current portion	83,670		30,704
STOCKHOLDERS’ EQUITY:
Common stock	21,322		21,322
Additional paid-in capital	1,634,178		1,634,178
Stockholder notes receivable	(429,309)		(414,889)
Accumulated deficit	(877,233)		(589,647)

Total stockholders’ equity	348,958		650,964

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,761,724		$4,076,268

See notes to combined financial statements.

ONSTAFF GROUP

COMBINED STATEMENTS OF OPERATIONS
Seven Months Ended July 31, 2002 (Unaudited) and
2001 (Unaudited) And Year Ended December 31, 2001

	Seven Months Ended		Year Ended December 31, 2001
	July 31, 2002	July 31, 2001
	(Unaudited)	(Unaudited)
NET REVENUES	$22,586,754	$18,768,245	$35,064,936
COST OF REVENUES	15,673,778	13,389,354	24,644,375

GROSS PROFIT	6,912,976	5,378,891	10,420,561
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	7,758,003	4,048,898	10,005,894

INCOME (LOSS) FROM OPERATIONS	(845,027)	1,329,993	414,667
INTEREST EXPENSE	(22,906)	(31,284)	(34,909)
INTEREST INCOME	41,859	11,742	62,131

INCOME (LOSS) BEFORE INCOME TAXES	(826,074)	1,310,451	441,889
INCOME TAX PROVISION	29,370	4,349	23,413

NET INCOME (LOSS)	$(855,444)	$1,306,102	$418,476

See notes to combined financial statements.

ONSTAFF GROUP

COMBINED STATEMENTS OF STOCKHOLDERS’ EQUITY
Seven Months Ended July 31, 2002 (Unaudited) and
Year Ended December 31, 2001

	Common Stock	Additional Paid-in Capital	Stockholder Notes Receivable	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
BALANCE,
December 31, 2000	$20,750	$559,750	$(391,403)	$335,342	$524,439
DISTRIBUTIONS TO STOCKHOLDERS				(1,343,465)	(1,343,465)
STOCK COMPENSATION	572	1,074,428			1,075,000
NONCASH INTEREST			(23,486)		(23,486)
NET INCOME				418,476	418,476

BALANCE,
December 31, 2001	21,322	1,634,178	(414,889)	(589,647)	650,964
CONTRIBUTIONS FROM STOCKHOLDERS (Unaudited)				573,158	573,158
DISTRIBUTIONS TO STOCKHOLDERS (Unaudited)				(5,300)	(5,300)
NONCASH INTEREST (Unaudited)			(14,420)		(14,420)
NET LOSS (Unaudited)				(855,444)	(855,444)

BALANCE,
July 31, 2002 (Unaudited)	$21,322	$1,634,178	$(429,309)	$(877,233)	$348,958

See notes to combined financial statements.

ONSTAFF GROUP

COMBINED STATEMENTS OF CASH FLOWS
Seven Months Ended July 31, 2002 (Unaudited) and
2001 (Unaudited) and Year Ended December 31, 2001

	Seven Months Ended		Year Ended December 31, 2001
	July 31, 2002	July 31, 2001
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(855,444)	$1,306,102		$418,476
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	47,277	25,093		49,129
Noncash interest income	(14,420)	(11,742)		(23,486)
Noncash stock compensation				1,075,000
Other		1,197		596
Changes in operating assets and liabilities:
Accounts receivables	686,118	(529,913)		(1,305,000)
Prepaid expenses and other	(34,616)	(104,916)		(136,014)
Other assets	(15,974)	(36,518)		(42,633)
Accounts payable	(170,021)	(113,800)		554,861
Accrued expenses and other liabilities	512,948	321,100		981,747
Deferred revenue	1,419	76,521		76,521

Net cash provided by operating activities	157,287	933,124		1,649,197

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(70,634)	(18,399)		(81,267)

Net cash used in investing activities	(70,634)	(18,399)		(81,267)

CASH FLOWS FROM FINANCING ACTIVITIES:
Line of credit borrowings	2,147,646	5,005,000		6,470,000
Line of credit repayments	(2,555,000)	(5,985,774)		(6,560,774)
Repayments of capital lease obligations	(25,566)	(1,433)		(7,773)
Shareholder advances, net		(125,918)		(125,918)
Distributions to stockholders	(5,300)			(1,343,465)
Contributions from stockholders	573,158	193,400

Net cash provided by (used in) financing activities	134,938	(914,725)		(1,567,930)

NET INCREASE IN CASH AND CASH EQUIVALENTS	221,591	—		—
CASH AND CASH EQUIVALENTS, Beginning of period

CASH AND CASH EQUIVALENTS, End of period	$221,591	$	$

CASH PAID DURING THE PERIOD
Interest	$22,096	$30,996		$34,909
Income taxes	29,370	4,349		23,413
SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES:
Purchase of equipment under capital leases	$76,036	$21,000		$58,000

See notes to combined financial statements.

ONSTAFF GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS
Seven Months Ended July 31, 2002 (Unaudited) and 2001 (Unaudited) and
Year Ended December 31, 2001

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization—The accompanying combined financial statements of OnStaff Group include the accounts of OnStaff, Inc. (“OSI”), Healthcare Staffing Resources, Inc. (“HCSR”) and Boardnetwork.com, Inc. (“BNI”) (collectively, the “Companies”). All of the Companies are California S corporations. The Companies provide contract and permanent staffing in the real estate, finance and healthcare industries through their 28 office locations in 12 states and their online recruiting and placement websites.

Combined Financial Statements—The accompanying financial statements are presented on a combined basis, because OSI, HCSR and BNI are under common ownership and common management. The combined financial statements include the accounts of OSI, HCSR and BNI. All significant intercompany accounts and transactions have been eliminated in combination.

Fiscal Year—The fiscal year of the Companies is the 52/53 week period ending the Saturday nearest to December 31 or month end for the interim periods. References to the year ended December 31, 2001 in these combined financial statements is for the 52 weeks ended December 29, 2001. References to the seven months ended July 31, 2002 and 2001 in these combined financial statements is for the seven months ended July 27, 2002 and July 28, 2001.

Interim Combined Financial Statements (unaudited)—The combined financial statements as of July 31, 2002 and for the seven months ended July 31, 2002 and 2001 are unaudited and include all adjustments, consisting only of normal and recurring accruals, that management considers necessary for a fair presentation of its combined financial position, operating results and cash flows. Results for the seven months ended July 31, 2002 are not necessarily indicative of results to be expected for the full fiscal year 2002 or for any future period.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the periods presented. Actual results could differ from those estimates.

Concentration of Credit Risk—Financial instruments that potentially subject the Companies to concentrations of credit risk consist principally of accounts receivable. Receivables arising from services provided to clients are not collateralized and, accordingly, the Companies perform ongoing credit evaluations of their clients to reduce the risk. A customer represented approximately 14.7% (unaudited) and 15.6% of combined revenue for the seven months ended July 31, 2002 and for the year ended December 31, 2001. The same customer represented 13.1% (unaudited) and 34.0% of combined accounts receivable at July 31, 2002 and December 31, 2001.

Fair Value of Financial Instruments—The Companies financial instruments include cash and cash equivalents, accounts receivable, accounts payable and debt. The carrying amounts of these items at July 31, 2002 and December 31, 2001 are a reasonable estimate of their fair values.

Cash and cash equivalents include time deposits and highly liquid investments with original maturities of three months or less. The Companies were in an overdraft position at the beginning of each period and at July 31, 2001 and December 31, 2001. Overdrawn cash is included in accounts payable and accrued expenses on the accompanying combined balance sheets.

Property and Equipment—Property and equipment are stated at cost. Depreciation and amortization is calculated over the estimated useful life of the asset, generally ranging from two to five years.

Income Taxes—The Companies have elected to be treated as S corporations for federal and state income tax purposes. Pursuant to these elections, the taxable income or loss of the Companies is included in the income tax returns of the stockholders. Consequently, no federal income tax provision is recorded in the accompany combined financial statements. However, a franchise tax equal to 1.5 percent of the California taxable income is imposed upon S corporations. Deferred taxes are provided on items for which there are temporary differences in recording such items for financial and income tax reporting purposes.

Revenue Recognition—Revenue from contract placements is recognized as services are performed. Revenue from permanent placements which do not include a guarantee are recognized upon commencement of employment. Revenue from permanent placements which do include a guarantee are recognized over the 90 day guarantee period. The Company charges membership fees to employers for the right to access the online recruiting and placement websites. Membership terms vary from one month to one year. Revenue from the online recruiting and placement websites is recognized over the term of membership.

Deferred Revenue represents advance payments received from employers for the right to access the online recruiting and placement websites.

Deferred Rent—The Companies lease certain office facilities under operating leases that provide for increases in rent based on specified amounts. Rent expense associated with these leases is recognized on a straight-line basis over the life of the lease. Deferred rent is included in accounts payable and accrued expenses on the accompanying balance sheets.

Impairment of Long-Lived Assets—The Companies review long lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based on undiscounted future cash flows.

Advertising Costs—Advertising costs are expensed as incurred and were $120,185 (unaudited), $139,346 (unaudited) and $214,175 for the seven months ended July 31, 2002 and 2001 and for the year ended December 31, 2001.

Comprehensive Income (loss) is equal to net income (loss) for all periods presented.

Recent Accounting Pronouncements—In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase accounting method and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. SFAS No. 142 addresses the initial recognition and measurement of intangibles assets acquired outside of a business combination and the accounting of goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 provides that intangible assets with finite useful lives be amortized and that goodwill and intangible assets with indefinite lives will not be amortized, but rather will be tested at least annually for impairment. The Companies adopted SFAS No. 142 effective January 1, 2002. The adoption of SFAS No. 142 did not have a significant impact on the financial statements.

In August 2001, the FASB issued SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets. SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets

and for Long-Lived Assets to be Disposed Of and the accounting and reporting provisions relating to the disposal of a segment of a business of Accounting Principals Board Opinion No. 30. This statement is effective beginning January 1, 2002. The adoption of SFAS No. 144 did not have a significant impact on the financial statements.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addressed accounting for restructuring and similar costs. SFAS 146 supersedes previous accounting guidance, principally Emerging Issues Task Force Issue No. 94-3, which stated that a liability for an exit cost should be recognized at the date of the Company’s commitment to an exit plan. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. This statement is effective for exit or disposal activities that are initiated after December 31, 2002. The Companies do not expect that the adoption of SFAS No. 146 will have a significant impact on the financial statements.

2.    PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	July 31, 2002	December 31, 2002
	(Unaudited)
Equipment	$296,313	$197,302
Furniture and fixtures	116,855	86,922
Construction in progress	58,679	40,950

Total	471,847	325,174
Less accumulated depreciation and amortization	(211,330)	(164,050)

Property and equipment—net	$260,517	$161,124

Included in property and equipment are capitalized leases with a cost of $133,971 (unaudited) and $57,934 and accumulated depreciation of $21,222 (unaudited) and $7,412 at July 31, 2002 and December 31, 2001, respectively.

3.    BANK CREDIT LINE

The Companies have a $1,500,000 credit facility with a commercial bank which is payable upon demand with 30 day notice. Interest under the credit facility accrues at the bank’s base rate plus 0.75%. The weighted average interest rate for the seven months ended July 31, 2002 and for the year ended December 31, 2001 were 5.5% (unaudited) and 8.3%, respectively. The debt is secured by substantially all of the assets of the Companies and is personally guaranteed by the stockholders up to $850,000. The line of credit is subject to the Companies meeting certain financial ratio covenants. As of July 31, 2002 and December 31, 2001, outstanding borrowings were $482,645 (unaudited) and $890,000, respectively.

4.    COMMITMENTS AND CONTINGENCIES

Operating Leases—The Companies lease office space, and other office equipment under noncancelable operating leases. Leases expire at various dates through 2006. Rent expense for the seven months ended July 31, 2002 and 2001 and the year ended December 31, 2001 was $361,100 (unaudited) $210,423 (unaudited) and $439,137.

Minimum future annual rental payments for operating leases are as follows:

Year ending December 31:
2002	$368,557
2003	156,342
2004	74,189
2005	18,714
2006	2,535

Total	$620,337

Capital Leases—The Companies lease certain equipment under capital leases. Future minimum rental commitments that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2001 are as follows:

Year ending December 31:
2002	$22,277
2003	20,757
2004	11,645

Future minimum commitments	54,679
Less interest	(3,205)

Present value of minimum lease payments	51,474
Less current portion of capital lease obligation	(20,770)

Total	$30,704

Litigation—The Companies are a party to various legal actions and subject to various claims arising in the ordinary course of business. The Companies believe that the disposition of these matters will not have a material adverse effect on the combined financial statements of the Companies taken as a whole.

5.    EMPLOYEE BENEFIT PLAN

The Companies have a 401(k) salary deferral program for eligible employees who have met certain service requirements. Employees are permitted to contribute up to a maximum of 15% of their salary to the plan. The Companies made matching contributions to the plan of $34,272 for the year ended December 31, 2001.

6.    STOCKHOLDER NOTES RECEIVABLE

The Companies have two notes receivable outstanding from an officer and stockholder which are due on February 1, 2005 and are presented as a contra-equity in the accompanying combined financial statements. The outstanding principal balance including accrued interest were $429,309 (unaudited) and $414,889 at July 31, 2002 and December 31, 2001, respectively. The notes were issued in exchange for the sale of stock to the president and the stock is pledged to secure the notes. The notes are full recourse obligations of the officer and accrue interest at a rate of 6% per annum on the outstanding principal and accrued but unpaid interest.

7.    STOCK COMPENSATION

The Companies issued a common stock bonus to their president in December 2001. The common stock was valued at $1,075,000, based upon an independent valuation. Additionally, the Companies were obligated to reimburse the president for income taxes related to the stock bonus in the amount of $800,000. The total of $1,875,000 is included in selling, general and administrative expenses in 2001.

8.    SALE OF THE COMPANIES

On August 9, 2002, Hall Kinion & Associates, Inc., a Delaware corporation (“Hall Kinion”) acquired the assets, and assumed certain liabilities of the Companies in exchange for $18.1 million in cash and 363,057 shares of Hall Kinion common stock. In addition, Hall Kinion agreed to pay the Companies up to $13.0 million over three years contingent upon the achievement of certain milestones.

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